                               STOCK TRANSFER AGREEMENT


    THIS AGREEMENT is made as of February 24, 1995, by and among AVIRON, a California corporation (the "Company") and THE REGENTS OF THE UNIVERSITY OF MICHIGAN, a Michigan constitutional corporation ("Michigan").

    WHEREAS, the Company and Michigan have entered into a Materials Transfer and Intellectual Property Agreement (the "Technology Agreement") dated as of February 24, 1995 (the "Execution Date").

    WHEREAS, in connection with the granting to Aviron by Michigan of certain rights under the Technology Agreement, the Company has agreed to issue to Michigan shares of its Series B Preferred Stock and, under certain circumstances, a Warrant to purchase certain shares of the Company's capital stock, as more fully described below;

    NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:


                                      SECTION 1

           ISSUANCE OF THE SHARES; AUTHORIZATION OF THE SHARES AND WARRANT

    1.1 ISSUANCE OF THE SHARES. In reliance upon the representations and agreements of Michigan contained herein, within thirty (30) days of the Execution Date (the "Issue Date"), in partial consideration of the Technology Agreement, the Company shall issue to Michigan 1,323,734 shares of its Series B Preferred Stock (the "Shares"), having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Articles of Incorporation of the Company, as amended by the Certificate of Amendment, both attached hereto as Exhibit A (the "Articles").

    1.2 AUTHORIZATION OF SHARES AND WARRANT. On or before the Issue Date, the Company shall have (a) authorized the issuance of the Shares; (b) adopted and filed the Articles with the Secretary of State of the State of California; and
(c) authorized, under the circumstances set forth in this Agreement, a warrant to purchase shares of its common stock ("Common Stock") in the form attached hereto as Exhibit B (the "Warrant"). Failure by the Company to meet its obligations under this Section 1.2 by the Issue Date shall be a material breach of this Agreement and the Technology Agreement. In addition to all other legal rights which Michigan may have by reason of such breach, Michigan shall have the right upon such breach to immediately terminate this Agreement and the Technology Agreement, and to require specific performance by the Company of its obligations upon termination of the Technology Agreement, including those set forth in Sections 4.5 and 15.5 thereof. Upon the Issue Date the Company shall deliver to Michigan copies of all requisite board and shareholder consents and a file-stamped copy of the


                                          1.

Articles, accompanied by a certificate signed by an officer of the Company certifying that the Company's obligations under this Section 1.2 have been fulfilled.


                                      SECTION 2

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Michigan as follows:

    2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a material adverse effect on the Company's business. The Company has no subsidiaries.

    2.2 CORPORATE POWER. The Company has all requisite legal and corporate power to execute and deliver this Agreement and any other agreement contemplated hereby, to transfer and issue the Shares and to issue the Warrant, and to carry out and perform its obligations under the terms of this Agreement.

    2.3 ARTICLES. Upon the Issue Date, the Articles, in the form attached hereto as Exhibit A, will be the true, correct and complete Articles of Incorporation of the Company.

    2.4  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists, or will consist upon the Issue Date, of 35,000,000 shares of Common Stock, of which 3,484,270 shares are issued and outstanding, and 25,000,000 shares of Preferred Stock; 5,225,000 shares of which have been designated Series A Preferred Stock, of which 5,000,000 are issued and outstanding; 18,650,000 shares of which have been designated Series B Preferred Stock, of which 16,666,667 are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The rights, restrictions, privileges and preferences of the Series A Preferred Stock and Series B Preferred Stock are as stated in the Articles. As of the Execution Date, and taking into account the Shares to be issued under this Agreement, the Shares represent five percent (5%) of the issued and outstanding shares of capital stock of the Company.

         (b) Excepting that certain Amended and Restated Investors Rights Agreement, dated as of September 3, 1993, among the Company and the other parties named therein, as amended to date (the "Rights Agreement" a copy of which is attached hereto as Exhibit C), and except as set forth herein or on the schedule attached hereto as Exhibit D or in the Articles, as of


                                          2.

the Execution Date there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.

    2.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the sale and issuance of the Shares, and the Common Stock issuable upon conversion of the Shares (the "Underlying Stock") and the performance of the Company's obligations hereunder and under each of the other agreements contemplated hereby and the reservation of the Underlying Stock has been taken or will be taken prior to the Issue Date. The Shares (and the Underlying Stock), when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares (and the Underlying Stock) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

    2.6 LITIGATION. Neither the Company nor any of its property is subject to any claim, action, suit, proceeding, arbitration or any investigation before any court or other authority having jurisdiction and, to the best of the Company's knowledge, none of the same is, or has been, threatened against the Company or any of its property. The Company is not a party or subject to the provision of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company presently intends to initiate.

    2.7 OTHER AGREEMENTS. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated under the Technology Agreement and this Agreement do not and will not, with either the passage of time or the giving of notice, conflict with or result in the breach of any condition or provision of, or constitute a default under, any contract, mortgage, lien, lease, agreement, indenture or instrument to which the Company is a party or any judgment to which it is subject.

    2.8 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, transfer, sale or issuance of the Shares and the Underlying Stock, and the consummation of all other transactions contemplated by this Agreement shall have been obtained and will be effective on the Issue Date, except for notices required or permitted to be filed with certain state and federal securities commissions after such date, which notices the Company shall file on a timely basis.

    2.9 OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, the offer, issue and sale of the Shares is exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), and under the Uniform Securities Act of Michigan.


                                          3.

    2.10 ABSENCE OF MATERIAL ADVERSE LIABILITIES. The Company has no liabilities, current or contingent, nor are its properties subject to any claim or lien, that currently materially and adversely affect the ability of the Company to conduct its business as presently conducted.

    2.11 OPERATING RIGHTS. The Company has all material operating authority, licenses, franchises, permits, certificates, consents, rights and privileges as are necessary to the operation of its business as now conducted.


                                      SECTION 3

                      REPRESENTATIONS AND WARRANTIES OF MICHIGAN

    Michigan hereby represents and warrants only to the Company with respect to the issuance of the Shares as follows:

    3.1 AUTHORIZATION. Michigan has all the requisite power and is duly authorized to execute and deliver this Agreement and each other agreement contemplated hereby and has taken all necessary action to consummate the transactions contemplated hereby and thereby. This Agreement, the Technology Agreement, and each other agreement contemplated hereby have been duly executed and delivered by Michigan and constitute valid and binding obligations of Michigan, enforceable in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

    3.2 ACCREDITED INVESTOR. Michigan is an accredited investor within the meaning of Regulation D, as promulgated under the Securities Act.

    3.3 EXPERIENCE. Michigan, alone or together with its advisors, is experienced in evaluating and investing in start-up biomedical research companies such as the Company.

    3.4 INVESTMENT. Michigan is acquiring the Shares for investment, for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the Shares or the Underlying Stock. Michigan understands that the Shares and the Underlying Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

    3.5 RULE 144 AND RULE 144A. Michigan acknowledges that, because they have not been registered under the Securities Act, the Shares and the Underlying Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Michigan is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act, which rules permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.


                                          4.

    3.6 NO PUBLIC MARKET. Michigan understands that no public market now exists for any of the securities issued by the Company and that it is uncertain whether a public market will ever exist for the Shares or the Underlying Stock.

    3.7 ACCESS TO DATA. Michigan has received and reviewed such information that it deemed necessary to make an informed decision concerning its receipt of the Shares and has had an opportunity to discuss the Company's business, management and financial affairs with its management.

    3.8 RESTRICTIONS ON TRANSFER. Michigan further agrees not to make any disposition of all or any part of the Shares in any event unless and until:

         (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

         (b) Michigan shall have (i) notified the Company of the proposed disposition, (ii) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (iii) furnished the Company with an opinion of counsel for Michigan to the effect that such disposition will not require registration of such shares under the Act, and such opinion of counsel for Michigan shall have been concurred in by the Company's counsel and the Company shall have advised Michigan of such concurrence.

    3.9 LEGENDS. Michigan understands and agrees that all certificates evidencing the Shares shall bear the following legend:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."


                                      SECTION 4

                                   INVESTOR RIGHTS

    4.1  RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.   The Company hereby
grants to Michigan, for so long as it holds not less than 1,000,000 shares of the Company's Series B Preferred Stock (or Common Stock issued or issuable upon conversion of the Series B Preferred Stock) the right of first refusal to purchase, pro rata, all (or any part) of New Securities (as


                                          5.

defined in this Section 4.1) that the Company may, from time to time propose to sell and issue. In the case where the price per share at which the New Securities are being offered is indeterminable or is equal to or less than One Dollar ($1.00) (as adjusted for stock splits, reclassification or otherwise), Michigan's pro rata share, for purposes of this right of first refusal with respect to an offering at such a price, is the ratio, the numerator of which is the number of shares of Common Stock then owned by Michigan as a result of the conversion of any Series B Preferred Stock of the Company and issuable upon conversion of the Series B Preferred Stock of the Company then owned by Michigan, and the denominator of which is the total number of shares of Common Stock then outstanding as a result of the conversion of any Series A and Series B Preferred Stock of the Company or issuable upon conversion of the Series A and Series B Preferred Stock of the Company then outstanding. In the case where the price per share at which the New Securities are being offered is greater than One Dollar ($1.00) (as adjusted for stock splits, reclassifications or otherwise), Michigan's pro rata share, for purposes of this right of first refusal with respect to an offering at such a price, is the ratio, the numerator of which is the number of shares of Common Stock then owned by Michigan as a result of the conversion of any Series B Preferred Stock of the Company and issuable upon conversion of the Series B Preferred Stock of the Company then owned by Michigan, and the denominator of which is the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities, assuming full conversion of all outstanding shares of Series A and Series B Preferred Stock of the Company. This right of first refusal shall be subject to the following provisions:

         (a) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to Series A Preferred Stock or Series B Preferred Stock; (ii) the Warrant Shares (as defined in Section 5.2 hereof) issuable under Section 5 of this Agreement;
(iii) securities issued pursuant to an acquisition by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such entity;
(iv) shares of the Company's Common Stock (or related options) issued to employees, directors or consultants of the Company pursuant to any employee stock offering, plan, or arrangement approved by the Board of Directors; (v) shares of the Company's Common Stock or Series A or Series B Preferred Stock issued in connection with any stock split, stock dividend, or similar recapitalization by the Company; (vi) securities issued pursuant to equipment or debt financing or leases which are approved by the Company's Board of Directors;
(vii) securities issued pursuant to any corporate partnering, strategic alliance, joint venture or licensing arrangement between the Company and a third party; or (viii) securities issued by the Company other than for cash or cash equivalents. The Company agrees that it shall give Michigan notice of the issuance of any of its securities under the circumstances described in the foregoing clauses (vi), (vii) and (viii) not more than thirty (30) days after the date of such issuance, which notice shall describe the securities issued and the consideration received therefor.

         (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give Michigan, so long as it holds not less than 1,000,000 shares of Common


                                          6.

Stock of the Company issued or issuable upon conversion of the Series B Preferred Stock, written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Michigan, as well as each Investor (as defined under the Rights Agreement) who together with its affiliates holds not less than 1,000,000 shares of Common Stock of the Company issued or issuable upon conversion of the Series A or Series B Preferred Stock, shall have twenty (20) days from the date of mailing of any such notice to agree to purchase up to its full pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Michigan, so long as it holds not less than 1,000,000 shares of Common Stock of the Company issued or issuable upon conversion of the Series B Preferred Stock, and each Investor who together with its affiliates holds not less than 1,000,000 shares of Common Stock of the Company issued or issuable upon conversion of the Series A or Series B Preferred Stock, shall have a right of over allotment such that if Michigan or any Investor fails to exercise its right to purchase its full pro rata portion of New Securities, the Company shall so notify Michigan and the other Investors and Michigan and such Investors (and their affiliates) who have agreed to purchase all or any part of their pro rata share of New Securities may purchase Michigan's or the nonpurchasing Investors' portions on a pro rata basis, within ten days from the date of such notice.

         (c) In the event that Michigan and the Investors (and their affiliates) fail to exercise in full the right of first refusal within said twenty (20) day period (plus the ten day overallotment period, if applicable) the Company shall have sixty (60) days thereafter to sell or enter into an agreement providing for the closing of the sale of the New Securities respecting which Michigan's and the Investors' (and their affiliates') rights were not exercised within thirty (30) days of such agreement at a price and upon general terms no more favorable to the purchasers thereon than specified in the Company's notice. In the event the Company has not sold the New Securities within such sixty (60) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors (and its affiliates) in the manner provided above.

         (d) The right of first refusal granted under this Agreement shall not apply to and shall expire upon the first closing of the first firmly underwritten public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act.

         (e)  This right of first refusal is not assignable by Michigan.

    4.2 INFORMATION RIGHTS. The Company will furnish the following information to Michigan, for so long as it holds not less than 1,000,000 shares of Common Stock issued or issuable upon conversion of the Series B Preferred
Stock:

         (i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated


                                          7.

statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form and figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company.

         (ii) As soon as practicable after the end of each of the first three quarterly accounting periods in each fiscal year, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for each quarter and for the current fiscal year of the Company to date, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements will not contain the notes normally required by generally accepted accounting principles.

    The Company agrees and acknowledges that information furnished to it under this Section 4.2 may be subject to disclosure by law, including the Michigan Freedom of Information Act ("FOIA"). Subject to such disclosure requirements, Michigan agrees to make reasonable efforts not to disclose such information to any third party. Michigan shall be under no obligation to seek exemptions or exclusions of such information from the requirements of FOIA.

    4.3  REGISTRATION RIGHTS.

    The Company hereby grants to Michigan the identical rights with respect to the registration of the Shares, the Underlying Stock and the Warrant Shares (as defined in Section 5.2 hereof) as are granted under Section 3.2 through 3.12 of the Rights Agreement to each Holder (as defined under the Rights Agreement), as though (i) Michigan were a "Holder," (ii) the Shares and the Warrant Shares, collectively, were "Shares," and (iii) the Warrant Shares were included within the definition of "Registrable Securities," under the Rights Agreement.
Michigan understands and agrees that its rights under this Section 4.3 shall be on parity with, and not superior to, the rights granted to the parties to the Rights Agreement under Sections 3.2 through 3.12 of the Rights Agreement, as though Michigan were a party thereto. In addition, Michigan agrees that it shall be subject to any amendment or waiver of Sections 3.2 through 3.12 of the Rights Agreement pursuant to the vote of a majority of the holders of the outstanding Registrable Securities (as defined under the Rights Agreement) under
Section 6.8 of the Rights Agreement, provided such amendment or waiver applies equally to both the holders of the majority and the holders of the minority of such outstanding Registrable Securities.


                                          8.

                                      SECTION 5

                             OBLIGATION TO ISSUE WARRANT

    5.1 CONDITIONS OF ISSUANCE. In partial consideration of the Technology Agreement and subject to the remaining provisions of this Section 5, the Company shall be obligated, upon the First Commercial Sale of any Product (as such capitalized terms are defined under Sections 2.2 and 2.11 of the Technology Agreement) (the "Warrant Issue Date"), to issue to Michigan a warrant, in the form attached hereto as Exhibit B (the "Warrant"), on the terms set forth below. The Company's obligations under this Section 5 shall terminate immediately upon any termination of the Technology Agreement.

    5.2 SHARES ISSUABLE UPON EXERCISE OF WARRANT. Subject to the provisions of Section 5.4 below, the Warrant shall be exercisable for a number of shares of the Company Common Stock (the "Warrant Shares") equal to one and twenty-five one-hundredths percent (1.25%) of the total number of issued and outstanding shares of the Company Common Stock on the Issue Date (including, on an as-converted basis, outstanding shares of Preferred Stock of the Company); PROVIDED, HOWEVER, that for purposes of calculating this percentage, "issued and outstanding shares of the Company Common Stock" shall NOT include shares of the Company Common Stock, or securities convertible into the Company Common Stock:

              (i) issued in connection with an acquisition by the Company of another entity by merger, purchase of substantially all of its assets, or other reorganization whereby the Company acquires, directly or indirectly, more than 50% of the voting power of such entity;

              (ii) issued in connection with any corporate partnering, strategic alliance, joint venture or licensing arrangement between the Company and a third party not involving or relating to the Technology or a Product (as such capitalized terms are defined under Sections 2.2. and 2.11 of the Technology Agreement);

              (iii) issued by the Company other than for cash or cash equivalents in transactions not involving or relating to the Technology or a Product (as such capitalized terms are defined under Sections 2.2 and 2.11 of the Technology Agreement); or

              (iv) issued to employees, directors or consultants which are subject to a right to repurchase at cost (i.e. "unvested" shares).

    Notwithstanding the foregoing, if as of the Warrant Issue Date there shall not have been an Initial Public Offering (as defined in 5.3 below), then the Company may elect to make the Warrant exercisable for shares of the Company's Preferred Stock convertible into the number of shares of the Company Common Stock determined above, with rights and preferences substantially the same as the rights and privileges of the most recent series of Preferred Stock issued by the Company to outside investors (such Preferred Stock shall also constitute "Warrant Shares," notwithstanding the definition of such term set forth above). The rights granted


                                          9.

Michigan under Section 4.3 hereof shall apply to the Warrant Shares regardless of whether they consist of Common Stock or Preferred Stock of the Company.

    5.3 WARRANT EXERCISE PRICE. The initial per share exercise price for the Warrant (the "Exercise Price") shall be equal to one hundred twenty-five percent (125%) of the price at which shares of the Company Common Stock are first sold to the public pursuant to a firm commitment underwritten public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 of the Securities Act (or any successor thereto) or to an employee benefit plan of the Company (the "Initial Public Offering"); or, if as of the Warrant Issue Date, there shall not have been an Initial Public Offering, the Exercise Price shall be equal to one hundred twenty-five percent (125%) of the per share price of the securities issued to outside investors in the Company's most recent equity financing transaction prior to the Warrant Issue Date in which it raised at least $2 million.

    5.4  ACQUISITION OF THE COMPANY PRIOR TO WARRANT ISSUE DATE.

         (a) Notwithstanding anything to the contrary in this Section 5, in the event that prior to the Warrant Issue Date there is any consolidation of the Company with, or merger of the Company into, any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction or series of transactions by the Company (other than financing transactions in which equity securities are issued to multiple purchasers solely for cash) in which in excess of fifty percent (50%) of the Company's voting power is transferred, or any sale or conveyance of all or substantially all of the assets of the Company (any of the foregoing events being hereafter referred to as an "Acquisition") the Company may, at its sole option, by giving written notice of such election to Michigan prior to the effective date of the Acquisition (the "Acquisition Date"), elect to cancel its obligation to issue the Warrant under this Section 5, in which event the royalties payable by the Company under Paragraphs 5.3(i) and (ii) of the Technology Agreement shall each be doubled, without any need to amend such agreement; PROVIDED, HOWEVER, that in the event such doubled royalty rate is or becomes thereafter unduly economically burdensome to the Company, due to, for example but without limitation, the markets in which the Company intends to market Products or the obligations of the Company to pay to any third party royalties for additional rights or technology necessary for the commercialization of the Products, then Michigan agrees to consider, in good faith, an alternative consideration in lieu of such doubled royalty rate under this Agreement, upon request of the Company.

         (b) If the Company does not elect to cancel the Warrant under Section 5.4(a) above, then following the Acquisition, the Company or its successor shall remain obligated under this Section 5 to issue the Warrant on the Warrant Issue Date. When and if issued after such an Acquisition, the Warrant shall be exercisable for the amount and type of securities or other consideration that would have been issuable in the Acquisition to a holder of the number of shares of the Company's capital stock for which the Warrant would have been exercisable under Section 5.2 above on the Acquisition Date, as if the Acquisition Date were the same as the Warrant Issue


                                         10.

Date. The Exercise Price of the Warrant if issued after such an Acquisition shall be equal to one hundred twenty-five percent (125%) of the Acquisition Price.


                                      SECTION 6

                                    MISCELLANEOUS

    6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

    6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    6.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the final, complete and exclusive understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, with the written consent of Michigan and the Company.

    6.4 NOTICES. All notices or other communications pursuant to this Agreement shall be in writing and deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) to the other party hereunder:

    To the Company:

         1450 Rollins Road
         Burlingame, CA  94010
         Attention:     J. Leighton Read, M.D.,
                        Chairman and Chief Executive Officer
         Telephone:     (415) 696-9116
         Fax:           (415) 347-6274


                                         11.

    with a copy to:

         Cooley Godward Castro Huddleson & Tatum
         Five Palo Alto Square
         Palo Alto, CA 94306
         Attention:     Robert J. Brigham, Esq.
         Telephone:  (415) 843-5000
         Fax:  (415) 857-0663

    To Michigan:

         University of Michigan
         Treasurer's Office
         5024 Fleming Administration Building
         Ann Arbor, MI  48109-1340
         Telephone:     (313) 763-1299
         Fax:           (313) 747-1483

    with a copy to:

         University of Michigan
         Technology Management Office
         3003 S. State Street
         Wolverine Tower, Room 2071
         Ann Arbor, MI 48109-1280
         Attention:     Robert L. Robb, Director
         Telephone:     (313) 763-0614
         Fax:           (313) 936-1330

    Notwithstanding the foregoing, any payment of funds required hereunder may be made by wire transfer in accordance with written instructions given by the receiver to the sender.

    6.5 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                                         12.

    6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

    The foregoing Stock Transfer Agreement is hereby executed as of the date first above written.


AVIRON                                 THE REGENTS OF THE
                                       UNIVERSITY OF MICHIGAN


By:                                    By:
   ----------------------------           ---------------------------------
    J. Leighton Read, M.D.             Name:
                                            -------------------------------
    Chief Executive Officer            Title:
                                             ------------------------------


                                         13.

                                      EXHIBIT A

                ARTICLES OF INCORPORATION AND CERTIFICATE OF AMENDMENT

                                      EXHIBIT B

                                   FORM OF WARRANT

EXHIBIT B TO STOCK TRANSFER AGREEMENT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE SHARES
                                       OF
                                 ---------------

COMPANY: AVIRON, a California corporation (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

NUMBER OF SHARES:
                         ----------
CLASS OF STOCK:
                         ----------
INITIAL EXERCISE PRICE:
                         ----------
DATE OF GRANT:
                         ----------

     THIS CERTIFIES THAT, for value received, The Regents of the University of Michigan ("Michigan") or any permitted transferee of its rights hereunder is entitled to purchase the above number (as adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Exercise Price above (as adjusted pursuant to Section 5 hereof), subject to the provisions and upon the terms and conditions set forth herein. The Expiration Date of this Warrant shall be five years from the Date of Grant.

1.   DEFINITIONS.

     In addition to the terms defined above, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

     (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

     (b) "Common Stock" shall mean shares of the authorized common stock of the Company and any stock into which such common stock may hereafter be exchanged.

     (c) "Warrantholder" shall mean any person who shall at the time be the holder of this Warrant.


                                       1.

     (d) "Shares" shall mean the shares of the Class of Stock that the Warrantholder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Section 5 hereof.

     (e) "Warrant Price" shall mean the Initial Exercise Price at which this Warrant may be exercised, as adjusted pursuant to Section 5 hereof.

2.   TERM.

     The purchase right represented by this Warrant is exercisable, in whole or in part, at any time on or before the Expiration Date.

3.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

     Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Warrantholder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Section 3, certificates for the Shares so purchased shall be delivered to the Warrantholder within thirty (30) days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such thirty (30) day period.

4.   EXERCISE PRICE.

     The Warrant Price at which this Warrant may be exercised shall be the Initial Exercise Price, as adjusted from time to time pursuant to Section 5 hereof.

5.   ADJUSTMENT OF NUMBER AND KIND OF SHARES AND ADJUSTMENT OF WARRANT PRICE.

     5.1 CERTAIN DEFINITIONS. As used in this Section 5 the following terms shall have the following respective meanings:

          (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities;


                                       2.

          (b) "Convertible Securities" shall mean any evidences of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

     5.2 ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Class of Stock that the Warrantholder is entitled to purchase upon exercise of this Warrant, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the surviving corporation and which does not result in any reclassification of such Class of Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Warrantholder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Class of Stock theretofore issuable upon exercise of this Warrant, the kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Class of Stock of the Company. The Warrant Price and the number of shares of such new securities to be received by the Warrantholder upon exercise of the Warrant shall be adjusted so that the Warrantholder shall receive upon exercise of the Warrant and payment of the same aggregate consideration the number of shares of new securities which the Warrantholder would have owned immediately following such reclassification, reorganization, consolidation or merger if the Warrantholder had exercised the Warrant immediately prior to such reclassifications, reorganization, consolidation or merger. The provisions of this subsection (a) shall similarly apply to successive reclassification, reorganizations, consolidations or mergers.

          (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Class of Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective when the split, subdivision or combination becomes effective.

          (c) Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend with respect to the Class of Stock for which this Warrant is then exercisable, payable in shares of that Class of Stock, Options or Convertible Securities, the Warrant Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distributions, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of that Class of Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the same Class of Stock outstanding immediately after such dividend or distribution (including shares of that Class of Stock issuable upon exercise, conversion or exchange of any Options or Convertible Securities issued as such dividend or


                                       3.

distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase in the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection (c) shall become effective on the record date set for such dividend or distribution.

          (d) Adjustment Of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Section 5(b) or 5(c) above, the number of Shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

6.   NOTICE OF ADJUSTMENTS.

     So long as this Warrant remains outstanding and unexpired, whenever the Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrantholder.

7.   RIGHT TO CONVERT WARRANT INTO STOCK.

     7.1 RIGHT TO CONVERT. In addition to the rights granted under Section 3 of this Warrant, the Warrantholder shall have the right to require the Company to convert this Warrant (the "Conversion Right") into shares of the Class of Stock for which the Warrant is then exercisable, as provided in this Section 7. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any Warrant Price) that number of shares of stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price immediately prior to the exercise of the Conversion Right from the aggregate fair market value of the Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right, as determined pursuant to Section 7.3 below) by (y) the fair market value (as determined pursuant to Section 7.3 below) of one share of that Class of Stock immediately prior to the exercise of the Conversion Right.

     7.2 METHOD OF EXERCISE. So long as the Warrant remains outstanding and unexpired, the Conversion Right may be exercised at any time by the Warrantholder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Warrantholder thereby intends to exercise the Conversion Right. Certificates of the shares of stock issuable upon exercise of the Conversion Right shall be delivered to the


                                       4.

Warrantholder within thirty (30) days following the Company's receipt of this Warrant together with the aforesaid written statement.

     7.3 VALUATION OF STOCK. For purposes of this Section 7, the fair market value of one share of the Class of Stock issuable upon exercise of this Warrant shall mean:

          (a) The product of (i) the average of the closing price or, if no closing price is reported, the closing bid and asked prices of the Common Stock, quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value, and (ii) the number of shares of Common Stock into which each share of the Class of Stock is then convertible, if applicable;

          (b) If the Common Stock is not traded Over-The-Counter or on an exchange, the fair market value of the Class of Stock per share shall be as determined in good faith by the Company's Board of Directors; provided, however, that if the Warrantholder disputes in writing the fair market value determined by the Board of Directors within thirty (30) days of being informed of such fair market value, the fair market value shall be determined by an independent appraiser, appointed in good faith by the Company's Board of Directors.

8.   COMPLIANCE WITH ACT; TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES.

     8.1 LEGENDS. This Warrant and the Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

     8.2 TRANSFERABILITY OF WARRANT AND SHARES. This Warrant and the Shares issued upon exercise thereof shall not be sold, transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 8.2, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

9.   RIGHTS OF THE HOLDER.


                                       5.

     The Warrantholder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Warrantholder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

10.  MISCELLANEOUS.

     No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Warrantholder and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of California as applied to contracts entered into between residents of the State of California to be wholly performed in the State of California. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.

                                   AVIRON, A CALIFORNIA CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                       6.

                                   APPENDIX A

                               NOTICE OF EXERCISE


TO:  AVIRON


          1. The undersigned hereby elects to purchase shares of the stock of Aviron, a California corporation, pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

          2. Please issue a certificate or certificates representing said shares of the stock in the name of the undersigned or in such other name as is specified below.

          3. The undersigned represents it is acquiring the shares of stock solely for its own account for investment and not as a nominee for any other party and not with a view toward the resale or distribution thereof within the meaning of the Securities Act of 1933, as amended.


                    ----------------------------------------
                                     (Name)


                    ----------------------------------------
                                    (Address)


                    ----------------------------------------
                        (Taxpayer Identification Number)



- -----------------------------------
     (print name of Warrantholder)

By:
   --------------------------------
Title:
      -----------------------------
Date:
     ------------------------------


                                       7.

                                      EXHIBIT C

                   AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                                      EXHIBIT D

                               CAPITALIZATION SCHEDULE


Pursuant to the 1992 Stock Option Plan (the "Option Plan"), the Company has reserved 3,860,000 shares of Common Stock for issuance upon exercise of options granted under the Option Plan. As of September 3, 1993, options to purchase 1,912,034 shares (net of cancellations) have been granted to employees and consultants of which 69,270 shares have been exercised.

On February 9, 1993, the Company entered into a Technology Transfer Agreement with The Mount Sinai School of Medicine ("Mount Sinai") pursuant to which the Company acquired certain technologies. In exchange, Aviron issued 175,000 shares of Common Stock and Warrants to purchase, in the aggregate, 225,000 shares of Series A Preferred Stock (the "Series A Warrants"). The Series A Warrants become exercisable at various times upon the occurrence of certain milestones.

On June 1, 1993, the Company entered into agreements with Institutional Venture Partners ("IVP") and Institutional Venture Management ("IVM") to provide a bridge loan to the Company. In consideration for the loan, IVP and IVM received warrants to purchase a total of 400,000 shares of Series B Preferred Stock (the "Series B Warrants"). The Series B Warrants expire at the earlier of (i) the closing of an initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended or (ii) June 1, 1995.

On March 30, 1994, the Company issued to Lease Management Services, Inc. a warrant to purchase 116,667 shares of Series B Preferred Stock in connection with an equipment lease.